Exhibit 99.1

NEWS RELEASE

Contact:

Alliance Imaging

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE IMAGING REPORTS RESULTS

FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2008;

REAFFIRMS FULL YEAR 2008 GUIDANCE

NEWPORT BEACH, CA—October 29, 2008–Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the third quarter and nine months ended September 30, 2008.

Third Quarter and First Nine Months 2008 Financial Results

Revenue for the third quarter of 2008 increased 16.3% to $128.1 million from $110.2 million in the third quarter of 2007. For the first nine months of 2008, revenue was $370.0 million compared to $331.3 million in the same period of 2007, an increase of 11.7%.

Alliance’s Adjusted EBITDA (as defined below) increased 18.6% to $47.9 million in the third quarter of 2008 compared to $40.4 million in the same quarter a year ago. For the first nine months of 2008, Adjusted EBITDA totaled $138.1 million compared to $125.9 million in the first nine months of 2007, an increase of 9.7%.

First nine months of 2007 Adjusted EBITDA included $2.5 million of gains as a result of a sale/leaseback transaction and a gain on sale of real estate. These gains represented 2.0% of the first nine months of 2007 Adjusted EBITDA. These amounts are included in the line item, “Earnings from unconsolidated investees” in Alliance’s condensed consolidated statements of operations and comprehensive income.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles, was $0.12 per share in the third quarter of 2008 and $0.08 per share in the third quarter of 2007. Earnings per share on a diluted basis were $0.29 and $0.28 per share for the first nine months of 2008 and 2007, respectively. In the first nine months of 2007, the gains due to the sale/leaseback transaction and sale of real estate favorably impacted diluted earnings per share by $0.03.

Cash flows provided by operating activities were $44.1 million in the third quarter of 2008 compared to $36.5 million in the corresponding quarter of 2007, and totaled $96.7 million and $80.4 million in the first nine months of 2008 and 2007, respectively. Capital expenditures in the third quarter of 2008 were $14.6 million compared to $10.2 million in the third quarter of 2007, and were $41.2 million and $45.2 million for the first nine months of 2008 and 2007, respectively. Alliance opened three new fixed-site imaging centers in the third quarter of 2008 and has opened nine new fixed-site imaging centers and acquired six stereotactic radiosurgery facilities in the first nine months of 2008.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, totaled $534.6 million at September 30, 2008 and $549.9 million at December 31, 2007. In the first nine months of 2008, the Company invested $37.7 million on acquisitions, including cash used to fund escrow amounts. Cash and cash equivalents were $120.7 million at September 30, 2008 and $120.9 million at December 31, 2007.

The Company’s total long-term debt (including current maturities) decreased to $655.3 million at September 30, 2008 from $670.8 million as of December 31, 2007.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Despite challenging market conditions, Alliance’s performance for the third quarter of 2008 was quite strong. Alliance continues to successfully operate our core imaging business with a focus on clinical excellence and to maximize efficiency. We are committed to investing in the growth segments of our business, including fixed-site imaging centers, PET/CT systems, and radiation therapy centers. In addition, Alliance continues to diligently evaluate selective acquisitions.”

Full Year 2008 Guidance

Alliance is reaffirming its full year 2008 guidance ranges as follows:

Full Year 2008
Guidance Ranges
(Dollars in millions)

Revenue	$486 - $496
Adjusted EBITDA	$174 - $184
Cash capital expenditures	$55 - $65
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$40 - $50
Fixed-site imaging center openings	15 - 20
Radiation therapy center openings	3 - 5

Third Quarter 2008 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing third quarter 2008 results. The conference call is scheduled for Thursday, October 30 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can also be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International). Interested parties should call at least five minutes prior to the conference call to register. A replay of the call can be accessed until February 1, 2009 by visiting the Company’s website or by calling (800) 642-1687 (United States) or (706) 645-9291 (International). The conference call identification number is 70832077.

Definition of Adjusted EBITDA

“Adjusted EBITDA” as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense; loss on extinguishment of debt; and other non-cash charges. For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance Imaging

Alliance Imaging is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed. Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers. The Company had 488 diagnostic imaging and radiation therapy systems, including 303 MRI systems and 88 PET or PET/CT systems, and served over 1,000 clients in 46 states at September 30, 2008. The Company operated 92 fixed-site imaging centers (four in unconsolidated joint ventures), which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites. The Company also operated 18 radiation therapy centers and stereotactic radiosurgery facilities (two radiation therapy centers are in unconsolidated joint ventures) as of September 30, 2008.

Forward-Looking Statements

This press release contains forward-looking statements relating to future, not past, events, including statements related to investment and acquisition activity, the integration of acquired businesses into our business and our full year 2008 guidance. In this context, forward-looking statements often address our expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.”  Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include:  changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; factors affecting our leverage, including fluctuations in interest rates, the risk that the counterparties to our interest rate swap agreements fail to satisfy their obligations under these agreements, our ability to incur financing, the effect of operating and financial restrictions in our debt instruments, the accuracy of our estimates regarding our capital requirements, the effect of intense levels of competition in the industry, changes in the rates or methods of third party reimbursements for diagnostic imaging services, changes in the healthcare regulatory environment, our ability to keep pace with technological developments within our industry, difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

# # #

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008

Revenues	$110,162	$128,125	$331,324	$370,027

Costs and expenses:
Cost of revenues, excluding depreciation
and amortization	58,829	67,047	173,158	193,316
Selling, general and administrative expenses	13,439	15,876	42,710	46,878
Severance and related costs	282	127	522	453
Depreciation expense	20,450	21,894	62,039	64,972
Amortization expense	1,139	2,470	3,543	6,215
Interest expense, net of interest income	9,953	10,706	30,415	33,771
Loss on extinguishment of debt	—	—	—	61
Other (income) and expense, net	8	(140)	(523)	(473)
Total costs and expenses	104,100	117,980	311,864	345,193
Income before income taxes, minority interest
expense, and earnings from unconsolidated
investees	6,062	10,145	19,460	24,834
Income tax expense	3,006	4,165	10,199	10,998
Minority interest expense	323	884	1,315	2,520
Earnings from unconsolidated investees	(1,214)	(1,235)	(6,450)	(3,549)
Net income	$3,947	$6,331	$14,396	$14,865

Comprehensive income, net of taxes
Net income	$3,947	$6,331	$14,396	$14,865
Unrealized loss on hedging transactions, net of taxes	(312)	(1,440)	(843)	(215)
Comprehensive income, net of taxes:	$3,635	$4,891	$13,553	$14,650

Earnings per common share:
Basic	$0.08	$0.13	$0.29	$0.30
Diluted	$0.08	$0.12	$0.28	$0.29

Weighted average number of shares of common stock and common stock equivalents:
Basic	50,273	50,367	50,158	50,332
Diluted	51,815	52,073	51,502	51,945

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	September 30,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$120,892	$120,691
Accounts receivable, net of allowance for doubtful accounts	58,439	64,747
Deferred income taxes	16,091	16,091
Prepaid expenses and other current assets	5,637	5,988
Other receivables	7,304	6,457
Total current assets	208,363	213,974

Equipment, at cost	777,212	803,911
Less accumulated depreciation	(434,364)	(470,458)
Equipment, net	342,848	333,453

Goodwill	175,804	182,701
Other intangible assets, net	93,221	102,783
Deferred financing costs, net	8,460	7,705
Other assets	21,111	35,924
Total assets	$849,807	$876,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,622	$19,213
Accrued compensation and related expenses	17,976	19,226
Accrued interest payable	4,912	9,316
Other accrued liabilities	33,512	43,659
Current portion of long-term debt	3,627	5,066
Total current liabilities	80,649	96,480

Long-term debt, net of current portion	376,184	361,286
Senior subordinated notes	290,985	288,953
Minority interests and other liabilities	6,271	9,970
Deferred income taxes	92,062	96,785
Total liabilities	846,151	853,474

Stockholders’ equity:
Common stock	509	510
Treasury stock	(61)	(61)
Additional paid-in (deficit) capital	(1,470)	3,289
Accumulated comprehensive income (loss)	205	(10)
Retained earnings	4,473	19,338
Total stockholders’ equity	3,656	23,066
Total liabilities and stockholders’ equity	$849,807	$876,540

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2007	2008
Operating activities:
Net income	$14,396	$14,865
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,491	3,838
Non-cash share-based compensation	2,716	3,966
Depreciation and amortization	65,582	71,187
Amortization of deferred financing costs	1,267	1,728
Accretion of discount on senior subordinated notes	—	1,509
Adjustment of swaps to fair value	1,501	(682)
Distributions greater than undistributed earnings from investees	155	844
Deferred income taxes	7,606	5,080
Excess tax benefit from non-cash share-based payments	(593)	(218)
Gain on sale of assets	(523)	(473)
Loss on extinguishment of debt	—	61
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,285)	(6,744)
Prepaid expenses and other current assets	(1,625)	62
Other receivables	(517)	777
Other assets	(3,635)	(8,389)
Accounts payable	(3,012)	(7,152)
Accrued compensation and related expenses	1,071	935
Accrued interest payable	2,947	4,403
Income taxes payable	(637)	—
Other accrued liabilities	(3,594)	7,451
Minority interests and other liabilities	1,044	3,699
Net cash provided by operating activities	80,355	96,747

Investing activities:
Equipment purchases	(45,166)	(41,192)
Decrease in deposits on equipment	9,681	1,192
Purchase of marketable securities	(39,850)	—
Proceeds from sale of marketable securities	11,275	—
Acquisitions, net of cash received	—	(34,582)
Increase in cash in escrow	—	(3,105)
Proceeds from sale of assets	2,819	2,713
Net cash used in investing activities	(61,241)	(74,974)

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2007	2008

Financing activities:
Principal payments on equipment debt	(2,138)	(3,589)
Proceeds from equipment debt	138	396
Principal payments on term loan facility	(600)	(15,000)
Principal payments on revolving loan facility	(7,000)	—
Proceeds from revolving loan facility	7,000	—
Principal payments on senior subordinated notes	—	(3,541)
Payments of debt issuance costs	(310)	(973)
Payments of debt retirement costs	—	(61)
Proceeds from exercise of employee stock options	1,089	576
Excess tax benefit from non-cash share-based payment	593	218
Net cash used in financing activities	(1,228)	(21,974)

Net increase (decrease) in cash and cash equivalents	17,886	(201)
Cash and cash equivalents, beginning of period	16,440	120,892
Cash and cash equivalents, end of period	$34,326	$120,691

Supplemental disclosure of cash flow information:
Interest paid	$25,877	$28,873
Income taxes paid, net of refunds	3,270	5,491

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$1,405	$293
Capital lease obligations assumed for the purchase of equipment debt	3,518	2,438
Comprehensive loss from hedging transactions, net of taxes	(843)	(215)
Equipment debt assumed with acquisitons	—	2,296
Deposits on equipment in accounts payable	269	5,442

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; non-recurring shareholder expense, loss on extinguishment of debt and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both September 30, 2007 and 2008, a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 as of September 30, 2007 and 2008, and a minimum interest coverage ratio in excess of 2.75 to 1.00 for the years ended September 30, 2007 and 2008.  When an acquisition has been consummated in the prior 12 month period, the Company is required to calculate these ratios using an adjustment as if the acquisition had been consummated on the first day of the 12 month period.  The Company was in compliance with these covenants for the quarters ended September 30, 2007 and 2008.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Net income	$3,947	$6,331	$14,396	$14,865
Income tax expense	3,006	4,165	10,199	10,998
Interest expense, net of interest income	9,953	10,706	30,415	33,771
Amortization expense	1,139	2,470	3,543	6,215
Depreciation expense	20,450	21,894	62,039	64,972
Non-cash share-based compensation (included in selling, general and administrative expenses)	871	1,207	2,716	3,966
Minority interest expense	323	884	1,315	2,520
Severance and related costs	282	127	522	453
Non-recurring shareholder expense (included in selling, general and administrative expenses)	—	—	264	—
Loss on extinguishment of debt	—	—	—	61
Other non-cash charges (included in other income and expenses, net)	385	76	515	273
Adjusted EBITDA	$40,356	$47,860	$125,924	$138,094

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  We are required under our amended credit agreement to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00. As of September 30, 2007 and 2008, our consolidated leverage ratio was as follows:

	September 30,
	2007		2008
Consolidated total debt	$530,343		$655,305
Last 12 months consolidated Adjusted EBITDA	166,837		177,789
Last 12 months consolidated Adjusted EBITDA, as adjusted	166,837		184,916
Consolidated leverage ratio	3.18	x	3.54	x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date. We are required under our amended credit agreement to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00. As of September 30, 2007 and 2008, our consolidated senior leverage ratio was as follows:

	September 30,
	2007		2008
Consolidated senior debt	$376,802		$366,352
Last 12 months consolidated Adjusted EBITDA	166,837		177,789
Last 12 months consolidated Adjusted EBITDA, as adjusted	166,837		184,916
Consolidated senior leverage ratio	2.26	x	1.98	x

Interest coverage ratio is defined under our credit agreement as the ratio of consolidated Adjusted EBITDA to   consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter. We are required under our amended credit agreement to maintain a minimum consolidated interest coverage ratio of 2.75 to 1.00. As of September 30, 2007 and 2008, our interest coverage ratio was as follows:

	September 30,
	2007		2008
Last 12 months consolidated Adjusted EBITDA	$166,837		$177,789
Last 12 months consolidated Adjusted EBITDA, as adjusted	166,837		184,916
Last 12 months consolidated cash interest expense	37,097		39,471
Interest coverage ratio	4.50	x	4.68	x

The reconciliation from net income to Adjusted EBITDA for the 2008 guidance range is shown below:

	2008 Full Year
	Guidance Range
	(Dollars in millions)
Net income	$14	$19
Income tax expense	10	13
Depreciation expense; amortization expense; interest expense, net of interest income; minority interest expense; non-cash share-based compensation; and other expenses	150	152
Adjusted EBITDA	$174	$184

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	Third Quarter Ended
	September 30
	2007	2008
MRI
Average number of total systems	302.8	305.4
Average number of scan-based systems	250.4	255.7
Scans per system per day (scan-based systems)	9.42	9.23
Total number of scan-based MRI scans	160,098	157,737
Price per scan	$363.05	$379.44

Scan-based MRI revenue (in millions)	$58.1	$59.9
Non-scan based MRI revenue (in millions)	7.6	7.7
Total MRI revenue (in millions)	$65.7	$67.6

PET and PET/CT
Average number of systems	74.7	92.0
Scans per system per day	6.33	6.17
Total number of PET and PET/CT scans	28,888	37,756
Price per scan	$1,186	$1,196

Total PET and PET/CT revenue (in millions)	$34.5	$45.4

Revenue breakdown (in millions)
Total MRI revenue	$65.7	$67.6
PET and PET/CT revenue	34.5	45.4
Radiation oncology, other modalities and other revenue	10.0	15.1
Total revenues	$110.2	$128.1

	2007	2008
Total fixed-site revenue (in millions)
Third quarter ended September 30	$19.2	$26.1

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended September 30, 2008 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2006
Fourth Quarter	$(9.2)	$6.4	$(2.8)

2007
First Quarter	(8.8)	7.7	(1.1)
Second Quarter	(9.3)	7.4	(1.9)
Third Quarter	(9.7)	4.1	(5.6)
Fourth Quarter	(10.1)	6.5	(3.6)

2008
First Quarter	(8.4)	3.3	(5.1)
Second Quarter	(9.1)	4.7	(4.4)
Third Quarter	(7.0)	2.2	(4.8)

Last Twelve Months Ended September 30, 2008	$(34.6)	$16.7	$(17.9)